Exhibit 23.2

KPMG LLP

Suite 1400

2323 Ross Avenue

Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-281129) on Form S-8 of our report dated March 4, 2026, with respect to the consolidated and combined financial statements of Seaport Entertainment Group Inc.

/s/ KPMG LLP

Dallas, Texas

March 4, 2026

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.